CERTIFICATION

I, David C. Bloom, Chief Executive Officer of Chelsea Property Group, Inc., the sole general partner of CPG Partners, L.P. ("the OP"), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, do hereby certify as follows:

1.	The annual report on Form 10-K of the OP for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the OP.

IN WITNESS WHEREOF, I have executed this Certification this 12th day of March, 2004.

/s/ David C. Bloom David C. Bloom Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Chelsea Property Group, Inc. and will be retained by Chelsea Property Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.